UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2010

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends the 8-K filed by the Federal Home Loan Bank of Des Moines (the "Bank") on November 12, 2010, as amended by an 8-K/A filed by the Bank on November 24, 2010, to provide information concerning the Committees of the Bank's Board of Directors ("Board") on which recently elected directors Johnny A. Danos, Gerald D. Eid, Michael J. Finley, David R. Frauenshuh, Eric A. Hardmeyer, and Joseph C. Stewart III will serve in 2011.

On February 17, 2011 the Executive and Governance Committee of the Bank's Board appointed these directors to the following Committees:

Johnny A. Danos: Executive & Governance; Audit; Mission, Member & Housing (chair); Business Operations & Technology

Gerald D. Eid: Mission, Member & Housing; Human Resources & Compensation; Risk Management

Michael J. Finley: Risk Management; Finance & Planning; Business Operations & Technology

David R. Frauenshuh: Audit; Finance & Planning; Human Resources & Compensation

Eric A. Hardmeyer: Executive & Governance; Audit; Mission, Member & Housing; Human Resources & Compensation

Joseph C. Stewart III: Risk Management; Finance & Planning; Business Operations & Technology

New Committee assignments for the remaining Bank directors were also made on February 17, 2011 and will be provided in the Bank's Form 10-K annual report for 2010.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

February 22, 2011	By:	/s/ Richard S. Swanson

Name: Richard S. Swanson
Title: President and Chief Executive Officer